UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 09, 2026

FrontView REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42301	93-2133671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 McKinney Avenue Suite L10
Dallas, Texas		75204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 796-2445

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	FVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sale of Preferred Stock

On February 10, 2026, FrontView REIT, Inc., a Maryland corporation (the “Company”), issued an aggregate of 250,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) for $100.00 per share for gross proceeds of approximately $25.0 million to Maewyn FVR II LP (the “Maewyn Purchaser”), Rebound Investment, LP and Petrus Special Situations Fund, L.P. (collectively, the “Purchasers”). The terms of the Series A Preferred Stock have been previously disclosed in the Company’s Current Report on Form 8-K filed on November 18, 2025 (the “November 2025 8-K”), which description is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Articles Supplementary

On February 9, 2025, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary (the “Articles Supplementary”) classifying the Series A Preferred Stock and establishing the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the Series A Preferred Stock. The terms of the Articles Supplementary have been previously disclosed in the November 2025 8-K, which description is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

The foregoing description of the Articles Supplementary is only a summary and is qualified in its entirety by reference to the full text of the Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

First Amendment to the Amended and Restated Partnership Agreement of FrontView Operating Partnership LP

On February 10, 2026, the Company, as sole general partner of FrontView Operating Partnership LP (the “Operating Partnership”), entered into an amendment (the “Amendment”) to the amended and restated partnership agreement of the Operating Partnership (the “Partnership Agreement”).

The Amendment creates a new class of partnership units designated as Series A Convertible Preferred Units (“Series A Preferred Units”), having economic terms and designations, powers, preferences, rights and restrictions that are substantially similar to the Series A Preferred Stock. The Company contributed the proceeds received from the sale of the Series A Preferred Stock to the Operating Partnership in exchange for the issuance of 250,000 Series A Preferred Units to the Company. The Amendment also includes certain clarifying changes related to the distributions and allocations to be made by the Operating Partnership in respect of performance-based vesting LTIP Units.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Articles Supplementary of FrontView REIT, Inc.
10.1	First Amendment, dated February 10, 2026, to the Amended and Restated Partnership Agreement of FrontView Operating Partnership LP.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FrontView REIT, Inc.

Date:	February 12, 2026	By:	/s/ Stephen Preston
Stephen Preston Chairman, Chief Executive Officer and President